Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Ocean Power Technologies, Inc. on Form S-8 to be filed on or about February 6, 2026 of our report dated July 25, 2024, except for Note 15 as to which the date is July 24, 2025, on our audit of the financial as of April 30, 2024 and for the year then ended, which report was included in the Annual Report on Form 10-K filed July 24, 2025.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, NJ

February 6, 2026